Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter and Full-Year 2015 Financial Results

Company closes acquisition of Airwave, leading public safety managed services provider

FOURTH-QUARTER HIGHLIGHTS

•	Sales of $1.7 billion, down 8 percent, including $54 million of unfavorable foreign currency impact

•	GAAP earnings per share (EPS) from continuing operations[1] of $1.56

•	Non-GAAP EPS from continuing operations* of $1.58, up 26 percent driven by lower operating expenses

•	Generated $414 million in operating cash flow; $1.0 billion for the full year

•	Generated $370 million in free cash flow[2]; $830 million for the full year

•	Returned $239 million to shareholders in share repurchase and dividends; $3.5 billion for full year

SCHAUMBURG, Ill. - Feb. 22, 2016 - Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the fourth quarter and full year of 2015. Click here for a printable news release and financial tables.

SUPPORTING QUOTE “The fourth quarter capped off a year of disciplined execution from our team with strong earnings growth and cash flow performance,” said Greg Brown, chairman and CEO of Motorola Solutions. “We grew in North America and grew in Managed & Support services across all regions while increasing backlog by nearly $700 million. Additionally, we achieved more than $200 million in structural cost savings and returned $3.5 billion of capital to shareholders.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Fourth Quarter			Full Year
	2015	2014	% Change	2015	2014	% Change
Sales	$1,682	$1,823	(8)%	$5,695	$5,881	(3)%
GAAP
Operating earnings (loss)	$389	$(1,459)	N/M	$994	$(1,006)	N/M
% of Sales	23.1%	(80.0)%		17.5%	(17.1)%
EPS from continuing operations	$1.56	$(4.02)	N/M	$3.17	$(2.84)	N/M

Non-GAAP
Operating earnings	$458	$483	(5)%	$1,166	$1,069	9%
% of Sales	27.2%	26.5%		20.5%	18.2%
EPS from continuing operations	$1.58	$1.25	26%	$3.33	$2.58	29%

Product Segment
Sales	$1,125	$1,246	(10)%	$3,676	$3,807	(3)%
GAAP Operating earnings (loss)	$291	$(944)	N/M	$704	$(667)	N/M
% of Sales	25.9%	(75.8)%		19.2%	(17.5)%
Non-GAAP Operating earnings	$340	$394	(14)%	$827	$754	10%
% of Sales	30.2%	31.6%		22.5%	19.8%

Services Segment
Sales	$557	$577	(3)%	$2,019	$2,074	(3)%
GAAP Operating earnings (loss)	$98	$(515)	N/M	$290	$(339)	N/M
% of Sales	17.6%	(89.3)%		14.4%	(16.3)%
Non-GAAP Operating earnings	$118	$89	33%	$339	$315	8%
% of Sales	21.2%	15.4%		16.8%	15.2%

*	Q4 Non-GAAP financial information excludes the after-tax impact of approximately $0.02 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items for the fourth-quarter. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FOURTH-QUARTER FINANCIAL RESULTS

•	Revenue - Sales decreased 8 percent, including $54 million of unfavorable foreign currency impact. These results reflect a 1 percent decline in North America, or flat when excluding the impact of currency. Overall company product sales declined 10 percent due primarily to weakness in Latin America and Europe. The Services business declined 3 percent due to currency headwinds, lower iDEN revenue and a decline in systems integration revenues in Norway.

•	Operating margin - GAAP operating margin was 23.1 percent of sales in the fourth quarter of 2015; non-GAAP operating margin was 27.2 percent of sales, compared with 26.5 percent in the fourth quarter of 2014. Improved non-GAAP results reflect $45 million in lower operating expenses compared with the fourth quarter of 2014, due to the company’s cost reduction initiatives, lower pension expense and a stronger dollar.

•	Taxes - The fourth quarter of 2015 GAAP effective tax rate was 26 percent. This compares with a tax rate of 38 percent in the fourth quarter of 2014, which was driven by the loss from continuing operations. The fourth quarter of 2015 non-GAAP tax rate was 31 percent compared with a tax rate of 35 percent in the fourth quarter of 2014.

•	Cash flow - The company generated $414 million in operating cash flow from continuing operations during the quarter, reflecting solid execution across all working capital accounts. Free cash flow was $370 million in the quarter. The increase was largely driven by lower pension contributions and improved cost structure.

•	Cash and cash equivalents - The company ended the quarter with cash and cash equivalents of $2.0[3] billion and a net debt position of approximately $2.4 billion[4]. The company repurchased approximately $179 million of its common stock in the fourth quarter of 2015 and paid approximately $60 million in cash dividends.

OTHER SELECTED FULL-YEAR FINANCIAL RESULTS

•	Revenue - Sales decreased 3 percent, including $201 million of unfavorable foreign currency impact. These results reflect 3 percent growth in North America, which delivered improvements in both Products and Services sales in state and local governments. Overall company product sales declined 3 percent due to currency headwinds and weakness in Latin America and Europe. The Services business declined 3 percent primarily due to currency headwinds, lower iDEN revenue and a decline in systems integration revenues in Norway.

•	Operating margin - For the full year, GAAP operating margin was 17.5 percent of sales in 2015, compared with (17.1) percent for the full year of 2014. 2014 results include a $1.9 billion non-recurring charge related to U.S. pension de-risking actions. For the full year, non-GAAP operating margin was 20.5 percent of sales in 2015, compared with 18.2 percent for the full year of 2014 driven primarily by lower operating expenses.

•	Taxes - The 2015 GAAP effective tax rate was 30 percent. This compares with a full-year GAAP effective tax rate of 40 percent in 2014. The full year 2015 non-GAAP tax rate was 33 percent, compared with a tax rate of 32 percent in 2014.

•	Cash flow - The company generated $1.0 billion in operating cash from continuing operations, reflecting an increase of $1.7 billion over the prior year. Free cash flow was $830 million in the year. The increase was largely driven by lower pension contributions and improved earnings performance.

KEY HIGHLIGHTS

Strategic wins

•	$430 million contract for the fourth major public safety long-term evolution (LTE) award as the Lot 2 winner of the United Kingdom’s Emergency Network System

•	$170 million covering four separate U.S. statewide networks to provide both network upgrades and Managed & Support services over multiyear periods

•	$21 million Smart Public Safety win with our local partner serving the Royal Malaysia Police enabling the integration of computer-aided dispatch, video management, command & control center dispatch and equipping police cars with video systems to enable dispatch with situational awareness

Innovation and investments in growth

•	Completed our $1 billion acquisition of Airwave Communications. Airwave is the largest private operator of a public safety network in the world, delivering mission-critical voice and data communications to more than 300 public service agencies in Great Britain

•	Released new P25 software upgrade “Software Defined Core” enabling customers to more easily add features, software updates and licensing capabilities

•	Introduced our next-generation digital mobile radio solution for commercial customers that extends our industry leading MOTOTRBO capabilities and complies with the DMR III standard. Also introduced new devices purpose built for commercial customers in hazardous locations in both P25 and TETRA technologies

•	Executed successful public safety LTE trials around the world that span devices, land-mobile radio & LTE interoperability, applications, and deployable networks

BUSINESS OUTLOOK

•	First quarter 2016 - Motorola Solutions expects a revenue decline of 3 to 5 percent compared with the first quarter of 2015. This assumes a $20 million[5] unfavorable currency impact and includes approximately $55 million in revenues associated with the Airwave acquisition. The company expects non-GAAP earnings per share from continuing operations in the range of $0.37 to $0.42 per share.

•	Full-year 2016 - The company expects revenue to increase 5 to 7 percent compared to 2015. This assumes a $60 million[5] unfavorable currency impact. The company’s outlook assumes growth in North America and contraction in Europe and Latin America, including iDEN revenues. This revenue outlook includes approximately $450 million in revenues associated with the Airwave acquisition. The company expects non-GAAP earnings per share from continuing operations in the range of $4.45 to $4.65 per share.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 4:00 p.m. U.S. Central Standard Time (5:00 p.m. U.S. Eastern Standard Time) Monday, February 22. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2015	2014	2015	2014
Net sales	$1,682	$1,823	$5,695	$5,881

Gross margin	838	912	2,719	2,831
Operating earnings (loss)	389	(1,459)	994	(1,006)

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings (loss) from continuing operations, net of tax	277	(926)	640	(697)
Net earnings	279	201	610	1,299
Diluted EPS from continuing operations	$1.56	$(4.02)	$3.17	$(2.84)
Weighted average diluted common shares outstanding	177.5	230.5	201.8	245.6

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the fourth quarter of 2015.

(per diluted common share)	Q4 2015
GAAP Earnings from Continuing Operations	$1.56

Highlighted Items:
Share-based compensation expense	$0.08
Reorganization of business charges	$0.16
Intangibles amortization expense	—
Gain on sale of equity investment	$(0.14)
Impairment of corporate aircraft	$0.02
Decrease in net deferred tax liability for undistributed earnings	$(0.07)
Tax benefit for foreign tax credit	$(0.03)

Total Highlighted Items	$0.02

Non-GAAP Diluted EPS from Continuing Operations	$1.58

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Constant Currency: We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our current period local currency results using prior-period exchange rates, and then comparing these adjusted values to prior period reported results.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full year of 2015, including the impact of currency rates and incremental revenues of Airwave. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 20 in Item 1A of Motorola Solutions 2014 Annual Report on Form 10-K, on page 39 in Part 2 of Item 1A of Motorola Solutions quarterly report on Form 10-Q for the quarter ended September 30, 2015 and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of our partners or suppliers or those we sell to or operate or maintain for our customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the acquisition of Airwave; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s outsourcing of various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of the sale of the company’s legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to settle the par value of the Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

[1]	Amounts attributable to Motorola Solutions, Inc. common shareholders.

[2]	Free cash flow represents operating cash flow less capex

[3]	Ending cash excludes $400 million of UK treasury securities purchased in association with the Airwave transaction

[4]	Net debt represents cash and cash equivalents less long-term debt, including current portion

[5]	Based on currency rates as of Feb. 19, 2016

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2015 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2015	December 31, 2014
Net sales from products	$1,125	$1,246
Net sales from services	557	577

Net sales	1,682	1,823
Costs of products sales	485	513
Costs of services sales	359	398

Costs of sales	844	911

Gross margin	838	912

Selling, general and administrative expenses	252	283
Research and development expenditures	152	165
Other charges	43	1,922
Intangibles amortization	2	1

Operating earnings (loss)	389	(1,459)

Other income (expense):
Interest expense, net	(51)	(41)
Gains on sales of investments	47	2
Other	(8)	—

Total other expense	(12)	(39)

Earnings (loss) from continuing operations before income taxes	377	(1,498)
Income tax expense (benefit)	99	(572)

Earnings (loss) from continuing operations	278	(926)
Earnings from discontinued operations, net of tax	2	1,127

Net earnings	280	201
Less: Earnings attributable to noncontrolling interests	1	—

Net earnings attributable to Motorola Solutions, Inc.	$279	$201

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings (loss) from continuing operations, net of tax	$277	$(926)
Earnings from discontinued operations, net of tax	2	1,127

Net earnings attributable to Motorola Solutions, Inc.	$279	$201

Earnings (loss) per common share:
Basic:
Continuing operations	$1.58	$(4.02)
Discontinued operations	0.02	4.89

	$1.60	$0.87

Diluted:
Continuing operations	$1.56	$(4.02)
Discontinued operations	0.01	4.89

	$1.57	$0.87

Weighted average common shares outstanding:
Basic	174.9	230.5
Diluted	177.5	230.5

	Percentage of Net Sales*
Net sales from products	66.9%	68.3%
Net sales from services	33.1%	31.7%

Net sales	100.0%	100.0%
Costs of products sales	43.1%	41.2%
Costs of services sales	64.5%	69.0%

Costs of sales	50.2%	50.0%

Gross margin	49.8%	50.0%

Selling, general and administrative expenses	15.0%	15.5%
Research and development expenditures	9.0%	9.1%
Other charges	2.6%	105.4%
Intangibles amortization	0.1%	0.1%

Operating earnings (loss)	23.1%	(80.0)%

Other income (expense):
Interest expense, net	(3.0)%	(2.2)%
Gains on sales of investments	2.8%	0.1%
Other	(0.5)%	—%

Total other expense	(0.7)%	(2.1)%

Earnings (loss) from continuing operations before income taxes	22.4%	(82.2)%
Income tax expense (benefit)	5.9%	(31.4)%

Earnings (loss) from continuing operations	16.5%	(50.8)%
Earnings from discontinued operations, net of tax	0.1%	61.8%
Net earnings	16.6%	11.0%

Less: Earnings attributable to noncontrolling interests	0.1%	—%
Net earnings attributable to Motorola Solutions, Inc.	16.6%	11.0%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

	Years Ended
	December 31, 2015	December 31, 2014	December 31, 2013
Net sales from products	$3,676	$3,807	$4,109
Net sales from services	2,019	2,074	2,118

Net sales	5,695	5,881	6,227
Costs of products sales	1,625	1,678	1,808
Costs of services sales	1,351	1,372	1,310

Costs of sales	2,976	3,050	3,118

Gross margin	2,719	2,831	3,109

Selling, general and administrative expenses	1,021	1,184	1,330
Research and development expenditures	620	681	761
Other charges	76	1,968	70
Intangibles amortization	8	4	1

Operating earnings (loss)	994	(1,006)	947

Other income (expense):
Interest expense, net	(173)	(126)	(113)
Gains on sales of investments	107	5	37
Other	(11)	(34)	9

Total other expense	(77)	(155)	(67)

Earnings (loss) from continuing operations before income taxes	917	(1,161)	880
Income tax expense (benefit)	274	(465)	(59)

Earnings (loss) from continuing operations	643	(696)	939
Earnings (loss) from discontinued operations, net of tax	(30)	1,996	166

Net earnings	613	1,300	1,105
Less: Earnings attributable to noncontrolling interests	3	1	6

Net earnings attributable to Motorola Solutions, Inc.	$610	$1,299	$1,099

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings (loss) from continuing operations, net of tax	$640	$(697)	$933
Earnings (loss) from discontinued operations, net of tax	(30)	1,996	166

Net earnings attributable to Motorola Solutions, Inc.	$610	$1,299	$1,099

Earnings (loss) per common share:
Basic:
Continuing operations	$3.21	$(2.84)	$3.51
Discontinued operations	(0.15)	8.13	0.62

	$3.06	$5.29	$4.13

Diluted:
Continuing operations	$3.17	$(2.84)	$3.45
Discontinued operations	(0.15)	8.13	0.61

	$3.02	$5.29	$4.06

Weighted average common shares outstanding:
Basic	199.6	245.6	266.0
Diluted	201.8	245.6	270.5

	Percentage of Net Sales*
Net sales from products	64.5%	64.7%	66.0%
Net sales from services	35.5%	35.3%	34.0%

Net sales	100.0%	100.0%	100.0%
Costs of products sales	44.2%	44.1%	44.0%
Costs of services sales	66.9%	66.2%	61.9%

Costs of sales	52.3%	51.9%	50.1%

Gross margin	47.7%	48.1%	49.9%

Selling, general and administrative expenses	17.9%	20.1%	21.4%
Research and development expenditures	10.9%	11.6%	12.2%
Other charges	1.3%	33.5%	1.1%
Intangibles amortization	0.1%	0.1%	—%

Operating earnings (loss)	17.5%	(17.1)%	15.2%

Other income (expense):
Interest expense, net	(3.0)%	(2.1)%	(1.8)%
Gains on sales of investments	1.9%	0.1%	0.6%
Other	(0.2)%	(0.6)%	0.1%

Total other expense	(1.4)%	(2.6)%	(1.1)%

Earnings (loss) from continuing operations before income taxes	16.1%	(19.7)%	14.1%
Income tax expense (benefit)	4.8%	(7.9)%	(0.9)%

Earnings (loss) from continuing operations	11.3%	(11.8)%	15.1%
Earnings (loss) from discontinued operations, net of tax	(0.5)%	33.9%	2.7%
Net earnings	10.8%	22.1%	17.7%

Less: Earnings attributable to noncontrolling interests	0.1%	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	10.7%	22.1%	17.6%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

(In millions)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$1,980	$3,954
Accounts receivable, net	1,362	1,409
Inventories, net	296	345
Deferred income taxes	—	431
Other current assets	917	740
Current assets held for disposition	27	—

Total current assets	4,582	6,879

Property, plant and equipment, net	487	549
Investments	268	316
Deferred income taxes	2,278	2,151
Goodwill	420	383
Other assets	312	145
Non-current assets held for disposition	40	—

Total assets	$8,387	$10,423

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	518	540
Accrued liabilities	1,671	1,706

Total current liabilities	2,193	2,250

Long-term debt	4,386	3,396
Other liabilities	1,904	2,011
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(106)	2,735
Noncontrolling interests	10	31

Total liabilities and stockholders’ equity	$8,387	$10,423

Financial Ratios:
Net cash (debt)*	$(2,410)	$554

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2015	December 31, 2014
Operating
Net earnings attributable to Motorola Solutions, Inc.	$279	$201
Earnings attributable to noncontrolling interests	1	—

Net earnings	280	201
Earnings from discontinued operations, net of tax	2	1,127

Earnings (loss) from continuing operations, net of tax	278	(926)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	37	42
Non-cash other charges	9	2
Loss on pension plan settlement	—	1,883
Share-based compensation expense	20	20
Gains on sales of investments and businesses, net	(47)	(2)
Deferred income taxes	33	(626)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(146)	(264)
Inventories	37	(17)
Other current assets	54	(38)
Accounts payable and accrued liabilities	178	50
Other assets and liabilities	(39)	(824)

Net cash provided by (used for) operating activities from continuing operations	414	(700)

Investing
Acquisitions and investments, net	(436)	(26)
Proceeds from sales of investments and businesses, net	80	3,380
Capital expenditures	(44)	(51)
Proceeds from sales of property, plant and equipment	1	3

Net cash provided by (used for) investing activities from continuing operations	(399)	3,306

Financing
Repayment of debt	(1)	(4)
Net proceeds from issuance of debt	(5)	—
Issuance of common stock	15	41
Purchase of common stock	(179)	(1,423)
Excess tax benefit from share-based compensation	4	—
Payment of dividends	(60)	(82)
Distributions from discontinued operations	—	27

Net cash used for financing activities from continuing operations	(226)	(1,441)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	32
Net cash used for investing activities from discontinued operations	—	(1)
Net cash used for financing activities from discontinued operations	—	(27)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(4)

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(9)	(56)

Net increase (decrease) in cash and cash equivalents	(220)	1,109
Cash and cash equivalents, beginning of period	2,200	2,845

Cash and cash equivalents, end of period	$1,980	$3,954

Financial Ratios:
Free cash flow*	$370	$(751)

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In millions)

	Years Ended
	December 31, 2015	December 31, 2014	December 31, 2013
Operating
Net earnings attributable to Motorola Solutions, Inc.	$610	$1,299	$1,099
Earnings attributable to noncontrolling interests	3	1	6

Net earnings	613	1,300	1,105
Earnings (loss) from discontinued operations, net of tax	(30)	1,996	166

Earnings (loss) from continuing operations, net of tax	643	(696)	939
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	150	173	158
Non-cash other charges (income)	52	—	(14)
Non-U.S. pension curtailment gain	(32)	—	—
Gain on sale of building and land	—	(21)	—
Loss on pension plan settlement	—	1,883	—
Share-based compensation expense	78	94	120
Gains on sales of investments and businesses, net	(107)	(5)	(37)
Loss from the extinguishment of long-term debt	—	37	—
Deferred income taxes	160	(557)	(334)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	21	(62)	(36)
Inventories	16	(5)	(8)
Other current assets	92	(47)	50
Accounts payable and accrued liabilities	10	(120)	(232)
Other assets and liabilities	(78)	(1,359)	(51)

Net cash provided by (used for) operating activities from continuing operations	1,005	(685)	555

Investing
Acquisitions and investments, net	(586)	(47)	(57)
Proceeds from sales of investments and businesses, net	230	3,403	61
Capital expenditures	(175)	(181)	(169)
Proceeds from sales of property, plant and equipment	3	33	66
Proceeds from sales of Sigma Fund investments and short-term investments, net	—	—	2,133

Net cash provided by (used for) investing activities from continuing operations	(528)	3,208	2,034

Financing
Repayment of debt	(4)	(465)	(4)
Net proceeds from issuance of debt	971	1,375	593
Issuance of common stock	100	135	165
Purchase of common stock	(3,177)	(2,546)	(1,694)
Excess tax benefit from share-based compensation	5	11	25
Payment of dividends	(277)	(318)	(292)
Distributions from discontinued operations	—	93	365

Net cash used for financing activities from continuing operations	(2,382)	(1,715)	(842)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	95	389
Net cash provided by (used for) investing activities from discontinued operations	—	4	(24)
Net cash used for financing activities from discontinued operations	—	(93)	(365)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(6)	—

Net cash provided by discontinued operations	—	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(69)	(79)	10

Net increase (decrease) in cash and cash equivalents	(1,974)	729	1,757
Cash and cash equivalents, beginning of period	3,954	3,225	1,468

Cash and cash equivalents, end of period	$1,980	$3,954	$3,225

Financial Ratios:
Free cash flow*	$830	$(866)	$386

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	December 31, 2015	December 31, 2014	% Change
Products	$1,125	$1,246	(10)%
Services	557	577	(3)%

Total Motorola Solutions	$1,682	$1,823	(8)%

	Years Ended
	December 31, 2015	December 31, 2014	% Change
Products	$3,676	$3,807	(3)%
Services	2,019	2,074	(3)%

Total Motorola Solutions	$5,695	$5,881	(3)%

Operating Earnings (loss)

	Three Months Ended
	December 31, 2015	December 31, 2014	% Change
Products	$291	$(944)	N/M
Services	98	(515)	N/M

Total Motorola Solutions	$389	$(1,459)	N/M

	Years Ended
	December 31, 2015	December 31, 2014	% Change
Products	$704	$(667)	N/M
Services	290	(339)	N/M

Total Motorola Solutions	$994	$(1,006)	N/M

* N/M = % Change is not meaningful due to the comparison using prior year operating losses as a basis for the calculation.

Operating Earnings %

	Three Months Ended
	December 31, 2015	December 31, 2014
Products	25.9%	(75.8)%
Services	17.6%	(89.3)%

Total Motorola Solutions	23.1%	(80.0)%

	Years Ended
	December 31, 2015	December 31, 2014
Products	19.2%	(17.5)%
Services	14.4%	(16.3)%

Total Motorola Solutions	17.5%	(17.1)%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense, and Highlighted Items)

Q1 2015
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$21	7	$14	0.06
Reorganization of business charges	Cost of sales and Other charges	14	4	10	0.05
Intangibles amortization expense	Intangibles amortization	2	1	1	—
Gain on sale of equity investment	Gains on sales of investments and businesses, net	(46)	(17)	(29)	(0.13)

Total impact on Net earnings		$(9)	$(5)	$(4)	$(0.02)

Q2 2015
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$19	6	$13	0.06
Reorganization of business charges	Cost of sales and Other charges	16	6	$10	0.05
Intangibles amortization expense	Intangibles amortization	3	1	$2	—
Non-U.S. pension curtailment gain	Other charges	(32)	—	$(32)	(0.15)

Total impact on Net earnings		$6	$13	$(7)	$(0.04)

Q3 2015
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	18	6	12	0.06
Reorganization of business charges	Cost of sales and Other charges	15	4	11	0.05
Intangibles amortization expense	Intangibles amortization	2	1	1	—
Impairment of corporate aircraft	Other charges	26	10	16	0.08

Total impact on Net earnings		$61	$21	$40	$0.19

Q4 2015
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	20	6	14	0.08
Reorganization of business charges	Cost of sales and Other charges	42	13	29	0.16
Intangibles amortization expense	Intangibles amortization	2	1	1	—
Gain on sale of equity investment	Gains on sales of investments and businesses, net	(39)	(14)	(25)	(0.14)
Impairment of corporate aircraft	Other charges	5	2	3	0.02
Decrease in net deferred tax liability for undistributed earnings	Income tax expense	—	13	(13)	(0.07)
Tax benefit for foreign tax credit	Income tax expense	—	6	(6)	(0.03)

Total impact on Net earnings		$30	$27	$3	0.02

FY 2015
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	78	25	53	0.26
Reorganization of business charges	Cost of sales and Other charges	87	27	60	0.30
Intangibles amortization expense	Intangibles amortization	8	3	5	0.02
Gain on sale of equity investment	Gains on sales of investments and businesses, net	(85)	(32)	(53)	(0.27)
Non-U.S. pension curtailment gain	Other charges	(32)	—	(32)	(0.16)
Impairment of corporate aircraft	Other charges	31	12	19	0.10
Decrease in net deferred tax liability for undistributed earnings	Income tax expense	—	13	(13)	(0.06)
Tax benefit for foreign tax credit	Income tax expense	—	6	(6)	(0.03)

Total impact on Net earnings		$87	$54	$33	$0.16

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	December 31, 2015	December 31, 2014	% Change
Products	$1,125	$1,246	(10)%
Services	557	577	(3)%

Total Motorola Solutions	$1,682	$1,823	(8)%

	Years Ended
	December 31, 2015	December 31, 2014	% Change
Products	$3,676	$3,807	(3)%
Services	2,019	2,074	(3)%

Total Motorola Solutions	$5,695	$5,881	(3)%

Non-GAAP Operating Earnings

	Three Months Ended
	December 31, 2015	December 31, 2014	% Change
Products	$340	$394	(14)%
Services	118	89	33%

Total Motorola Solutions	$458	$483	(5)%

	Years Ended
	December 31, 2015	December 31, 2014	% Change
Products	$827	$754	10%
Services	339	315	8%

Total Motorola Solutions	$1,166	$1,069	9%

Non-GAAP Operating Earnings %

	Three Months Ended
	December 31, 2015	December 31, 2014
Products	30.2%	31.6%
Services	21.2%	15.4%

Total Motorola Solutions	27.2%	26.5%

	Years Ended
	December 31, 2015	December 31, 2014
Products	22.5%	19.8%
Services	16.8%	15.2%

Total Motorola Solutions	20.5%	18.2%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2015
	TOTAL	Products	Services
Net sales	$1,223	$758	$465
Operating earnings (“OE”)	$119	$64	$55

Above-OE non-GAAP adjustments:
Share-based compensation expense	21	14	7
Reorganization of business charges	14	10	4
Intangibles amortization expense	2	2	—

Total above-OE non-GAAP adjustments	37	26	11

Operating earnings after non-GAAP adjustments	$156	$90	$66

Operating earnings as a percentage of net sales - GAAP	9.7%	8.4%	11.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	12.8%	11.9%	14.2%

Q2 2015
	TOTAL	Products	Services
Net sales	$1,368	$867	$501
Operating earnings (“OE”)	$254	$171	$83

Above-OE non-GAAP adjustments:
Share-based compensation expense	19	12	7
Reorganization of business charges	16	12	4
Intangibles amortization expense	3	3	—
Non-U.S. pension curtailment gain	(32)	(22)	(10)

Total above-OE non-GAAP adjustments	6	5	1

Operating earnings after non-GAAP adjustments	$260	$176	$84

Operating earnings as a percentage of net sales - GAAP	18.6%	19.7%	16.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	19.0%	20.3%	16.8%

Q3 2015
	TOTAL	Products	Services
Net sales	$1,422	$925	$497
Operating earnings (“OE”)	$231	$178	$53

Above-OE non-GAAP adjustments:
Share-based compensation expense	18	12	6
Reorganization of business charges	15	11	4
Intangibles amortization expense	2	2	—
Impairment of corporate aircraft	26	18	8

Total above-OE non-GAAP adjustments	61	43	18

Operating earnings after non-GAAP adjustments	$292	$221	$71

Operating earnings as a percentage of net sales - GAAP	16.2%	19.2%	10.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	20.5%	23.9%	14.3%

Q4 2015
	TOTAL	Products	Services
Net sales	$1,682	$1,125	$557
Operating earnings (“OE”)	$389	$291	$98

Above-OE non-GAAP adjustments:
Share-based compensation expense	20	13	7
Reorganization of business charges	42	31	11
Intangibles amortization expense	2	2	—
Impairment of corporate aircraft	5	3	2

Total above-OE non-GAAP adjustments	69	49	20

Operating earnings after non-GAAP adjustments	$458	$340	$118

Operating earnings as a percentage of net sales - GAAP	23.1%	25.9%	17.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	27.2%	30.2%	21.2%

FY 2015
	TOTAL	Products	Services
Net sales	$5,695	$3,676	$2,019
Operating earnings (“OE”)	$994	$704	$290

Above-OE non-GAAP adjustments:
Share-based compensation expense	78	51	27
Reorganization of business charges	87	65	22
Intangibles amortization expense	8	8	—
Non-U.S. pension curtailment gain	(32)	(22)	(10)
Impairment of corporate aircraft	31	21	10

Total above-OE non-GAAP adjustments	172	123	49

Operating earnings after non-GAAP adjustments	$1,166	$827	$339

Operating earnings as a percentage of net sales - GAAP	17.5%	19.2%	14.4%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	20.5%	22.5%	16.8%